Exhibit 3.3

ARTICLES OF SECOND AMENDMENT
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
BANCORPSOUTH BANK

BancorpSouth Bank, a corporation incorporated and existing under the laws of the State of Mississippi (the “Corporation”), in accordance with the provisions of Sections 79-4-10.01 through 79-4-10.06 of the Mississippi Code of 1972, as amended, hereby adopts these Articles of Second Amendment to the Amended and Restated Articles of Incorporation of the Corporation (these “Articles of Amendment”) and hereby submits these Articles of Amendment to the Mississippi Department of Banking and Consumer Finance and the Secretary of State of the State of Mississippi for filing, to be effective as of October 29, 2021 (the “Effective Date”).

(1)          ARTICLE I is amended and restated in its entirety with the following text:

The name of the Corporation is Cadence Bank.

(2)          ARTICLE VII is amended by replacing the words “not less than nine (9) nor more than fifteen (15)” with:

“not less than nine (9) nor more than twenty (20)”

These Articles of Amendment were adopted and approved as part of the Agreement and Plan of Merger (the “Plan of Merger”), dated as of April 12, 2021, and amended as of May 27, 2021, by and between the Corporation and Cadence Bancorporation, a Delaware corporation.  The board of directors of the Corporation, in accordance with the Amended and Restated Articles of Incorporation of the Corporation and the Mississippi Business Corporation Act, as amended, authorized, adopted and approved the Plan of Merger on April 9, 2021.  The shareholders of the Corporation approved the Plan of Merger on August 9, 2021.

IN WITNESS WHEREOF, these Articles of Amendment have been executed and delivered on behalf of the Corporation by its duly authorized officer effective as of the Effective Date.

BANCORPSOUTH BANK

By:	/s/ James D. Rollins III
	Name:	James D. Rollins III
	Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Articles of Second Amendment to the Amended and Restated Articles of Incorporation of  BancorpSouth Bank]